EXHIBIT 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T (410) 580-3000
F (410) 580-3001
W www.dlapiper.com
August 4, 2009
Board of Directors
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

Re:	Registration Statement on Form S-8
Ladies and Gentlemen,
     We serve as counsel to PHH Corporation, a Maryland corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of 3,550,000 additional shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) that may be issued pursuant to the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “Plan”).
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     1. The Company’s Amended and Restated Articles of Incorporation, as amended (the “Charter”) and as in effect on the date hereof, certified by an officer of the Company;
     2. The Amended and Restated By-Laws of the Company as in effect on the date hereof, certified by an officer of the Company;
     3. Resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, the approval of the Plan, and the filing of the Registration Statement certified by an officer of the Company;
     4. The Registration Statement;
     5. The Plan;
     6. A short-form good standing certificate for the Company, dated as of a recent date, issued by the Maryland State Department of Assessments and Taxation; and
     7. A certificate executed by an officer of the Company, dated as the date hereof, as to certain factual matters.
     In rendering the opinion set forth below, we have assumed, without independent investigation, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.
     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
     3. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents by action or omission of the parties or otherwise.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and, when issued against receipt of the consideration therefor in accordance with the Registration Statement and the terms of the Plan, will be validly issued, fully paid and nonassessable.
     We do not express any opinion herein concerning any law other than the laws of the State of Maryland. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
     We have assumed that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan and that the issuance of the Shares, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized under its Charter. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.
     This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     This opinion is solely for your use in connection with the Registration Statement and may not be delivered to, quoted to or relied on in any manner by any other person or entity or in any other connection without, in each instance, our prior written approval.
Very truly yours,
DLA PIPER LLP (US)
/s/ DLA PIPER LLP (US)